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                                 EXHIBIT 10.2

                                          [COMPLETE WELLNESS CENTERS, INC. LOGO]

                              FOR IMMEDIATE RELEASE
                              ---------------------

CONTACT:                                             NASDAQ SCM: CMWL, CMWLW
C. Thomas McMillen, Chairman and CEO                 Linda Latman
Complete Wellness Centers, Inc.                      The Equity Group Inc.
(202) 639-9700                                       (212) 836-9609


             COMPLETE WELLNESS CENTERS, INC. IN AGREEMENT TO REDEEM
            WEXFORD EQUITY INVESTMENT AND RETIRE 2.85 MILLION COMMON
                             STOCK PURCHASE WARRANTS

WASHINGTON, DC, July 6, 1998 -- COMPLETE WELLNESS CENTERS, INC., a multi-disciplinary physician practice management company, announced today that it has signed a definitive agreement with Wexford Management LLC to redeem Wexford's entire $5 million equity investment, comprised of 100,000 shares of 8% Senior Preferred stock with 2.85 million common stock purchase warrants attached exercisable into Complete Wellness shares at $1.75 per share. Upon signing of the redemption right definitive agreement, Wexford received 100,000 shares of Complete Wellness common stock and will accrue 1% per month interest on its $5,000,000 investment until the transaction is completed. Complete Wellness has six months to complete this redemption and is now seeking the financing to execute the Wexford equity buyout.

Wexford has also agreed to exchange its $5 million Complete Wellness Senior Redeemable Preferred Stock with Warrants into Convertible Preferred Stock, convertible at the lesser of $1.75 per share and 75% of the average trading price of the Company's common stock for the 20 business days preceding conversion. The mandatory redemption feature of the Senior Preferred Stock has, however, been eliminated. In connection with these actions, Complete Wellness' shareholders will be asked to vote on a proposal to increase the number of authorized common shares to 50 million and to approve the convertibility of the Convertible Preferred Stock by means of a special shareholder election which is scheduled to take place on August 11, 1998. If shareholder approval is not obtained by August 31, 1998, the conversion of the Senior Preferred Stock into Convertible Preferred Stock will be rescinded and the original equity investment shall be reinstated.

                                     (more)
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     666 Eleventh Street N.W. Second Floor, Suite 200 - Washington, DC 20001
                   Telephone: 202-639-9700 - Fax: 202-639-9750
                            www.completewellness.com


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Complete Wellness Centers News Release                           Page 2
July 6, 1998



Commenting, C. Thomas McMillen, Chairman and CEO of Complete Wellness Centers, Inc., "Wexford was very helpful in providing our Company with the working capital during the past six months. However, we feel that the elimination of potential dilution by retiring the 2.85 million common warrants is in the best interest of all our shareholders. We are again grateful to our friends at Wexford for their understanding and cooperation with our early exit from this financing agreement."

Complete Wellness Centers, Inc., a multi-disciplinary health services company, develops traditional and alternative provider networks, integrated medical centers, and related products focused on patient wellness. Its common stock and warrants trade on the NASDAQ Small Cap market under the symbols, CMWL and CMWLW, respectively.

This release contains forward-looking statements regarding the plans or objectives of the Company for future operations, including the development of the multi-disciplinary medical centers. The forward-looking statements included herein are based on current expectations that involve some uncertainties. Actual results may differ materially from those projected in such forward-looking statements.


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